NEWS RELEASE
Contacts:    KLX Energy Services Holdings, Inc.
Keefer M. Lehner, EVP & CFO
832-930-8066
IR@klxenergy.com

Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
713-529-6600
KLXE@dennardlascar.com

KLX ENERGY SERVICES HOLDINGS, INC. PROVIDES
PRELIMINARY FOURTH QUARTER 2022 RESULTS

Company also sets fourth quarter 2022 conference call for March 9, 2023

HOUSTON, TX - February 21, 2023 - KLX Energy Services Holdings, Inc. (Nasdaq: KLXE) (“KLX”, the “Company”, “we”, “us” or “our”) today announced preliminary financial results for the fourth quarter ended December 31, 2022.

Preliminary Fourth Quarter 2022 Financial and Operational Highlights

•Estimated Revenue range of $221.5 million to $223.5 million
•Estimated Net Income range of $12.0 million to $13.5 million
•Estimated Adjusted EBITDA range of $35.7 million to $37.6 million
•Estimated Cash balance of $57.4 million, a 39% increase relative to third quarter
•Estimated Total Debt decreased by $12.2 million since third quarter to $283.4 million
•Estimated Net Debt decreased by $28.2 million since third quarter to $226.0 million

See “Non-GAAP Financial Measures” at the end of this release for a discussion of Adjusted EBITDA, Net Debt, Annualized Net Leverage Ratio and their reconciliations to the most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

“In 2022, we were focused on driving price and utilization while prudently managing our cost structure on the heels of our successful 2020 merger with QES,” stated Chris Baker, President, Chief Executive Officer and Director of KLX. “This translated into a record year relative to other periods post-merger and immediately pre-merger, and we finished 2022 on a high note with a strong fourth quarter overcoming typical seasonality impacts in our late Q4 calendars. Our strategy of utilizing key performance indicators to analyze price, asset utilization and discrete district performance provided the roadmap to our early 2022 strategic asset realignment and yielded materially improved results throughout 2022. I'm proud to say that we are largely trending ahead of 2019 levels for revenue and margins when viewed on a second half 2022 annualized basis. Additionally, we have materially improved our capitalization profile and exited 2022 on a Q4 annualized net leverage ratio of only 1.5x to 1.6x.

“Looking ahead, we remain excited about 2023 and are focused on our goals of continued expansion in operating results, prudent capital spending, free cash flow generation, further deleveraging, and executing on inorganic growth opportunities,” concluded Baker.

Upcoming Conference Participation

The Company’s management intends to participate in the J.P. Morgan Global High Yield & Leveraged Finance Conference in Miami Beach, FL on March 6-8, 2023. Prior to the start of the conference, updated presentation materials will be posted to the Investor Relations—Events and Presentations section of our website at www.klxenergy.com.

Conference Call Information

KLX also announced today that it will report actual fourth quarter 2022 financial results prior to the Company's live conference call, which can be accessed via dial-in or webcast, on Thursday, March 9, 2023 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

What: KLX Energy Services 2022 Fourth Quarter Earnings Conference Call
When: Thursday, March 9, 2023 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time
How: Live via phone – By dialing 1-201-389-0867 and asking for the
KLXE call at least 10 minutes prior to the start time, or
Live Webcast – By logging onto the webcast at the address below
Where: https://investor.klxenergy.com/events-and-presentations/events

For those who cannot listen to the live call, a replay will be available through March 23, 2023, and may be accessed by dialing 1-201-612-7415 and using passcode 13736099#. Also, an archive of the webcast will be available shortly after the call at https://investor.klxenergy.com/events-and-presentations/events for 90 days. Please submit any questions for management prior to the call via email to KLXE@dennardlascar.com.

About KLX Energy Services Holdings, Inc.

KLX is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the United States. The Company delivers mission critical oilfield services focused on drilling, completion, production, and intervention activities for technically demanding wells from over 50 service and support facilities located throughout the United States. KLX’s complementary suite of proprietary products and specialized services is supported by technically skilled personnel and a broad portfolio of innovative in-house manufacturing, repair and maintenance capabilities. More information is available at www.klxenergy.com.

Forward-Looking Statements and Cautionary Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information to investors. This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) includes forward-looking statements that reflect our current expectations, projections and goals relating to our future results, performance and prospects. Forward-looking statements include all statements that are not historical in nature and are not current facts, including our preliminary estimated financial information disclosed above. When used in this news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein), the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could,” “will” or the negative of these terms or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events with respect to, among other things: our operating cash flows; the availability of capital and our liquidity; our ability to renew and refinance our debt; our future revenue, income and operating performance; our ability to sustain and improve our utilization, revenue and margins; our ability to maintain acceptable pricing for our services; future capital expenditures; our ability to finance equipment, working capital and capital expenditures; our ability to execute our long-term growth strategy and to integrate our acquisitions; our ability to successfully develop our research and technology capabilities and implement technological developments and enhancements; and the timing and success of strategic initiatives and special projects.

Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us and other factors believed to be appropriate. Although management believes the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks associated with the following: a decline in demand for our services, declining commodity prices, overcapacity and other competitive factors affecting our industry; the cyclical nature and volatility of the oil and gas industry, which impacts the level of exploration, production and development activity and spending patterns by oil and natural gas exploration and production companies; a decline in, or substantial volatility of, crude oil and gas commodity prices, which generally leads to decreased spending by our customers and negatively impacts drilling, completion and production activity; inflation; increases in interest rates; the ongoing conflict in Ukraine and its continuing effects on global trade; supply chain issues; and other risks and uncertainties listed in our filings with the U.S. Securities and Exchange Commission, including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Information Regarding Preliminary Results

The preliminary estimated financial information contained in this news release reflects management’s estimates based solely upon information available to it as of the date of this news release and is not a comprehensive statement of the Company’s financial results for the three months ended December 31, 2022. The information presented herein should not be considered a substitute for full unaudited financial statements for the three months ended December 31, 2022 once they become available and should not be regarded as a representation by the Company or its management as to its actual financial results for the three months ended December 31, 2022. The ranges for the preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented herein is subject to change, and the Company’s actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

Non-GAAP Financial Measures

This release includes Adjusted EBITDA and Net Debt measures. Each of the metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934.

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA is not a measure of net earnings or cash flows as determined by GAAP. We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions, (v) costs incurred related to the COVID-19 pandemic and (vi) other expenses or charges to exclude certain items that we believe are not reflective of ongoing performance of our business. Adjusted EBITDA is used to calculate the Company’s leverage ratio, consistent with the terms of the Company’s asset-based lending facility.

We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

We define Net Debt as total debt less cash and cash equivalents. We believe that Net Debt provides useful information to investors because it is an important indicator of the Company’s indebtedness.

We define Annualized Net Leverage Ratio as total debt less cash and cash equivalents, divided over 4 multiplied by Adjusted EBITDA. We believe that Annualized Net Leverage Ratio provides useful information to investors because it is an important indicator of the Company’s indebtedness in relation to its operating performance.

The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA and Net Debt to the most directly comparable GAAP financial measures for the periods indicated:

KLX Energy Services Holdings, Inc.
Reconciliation of Consolidated Net Income to Adjusted EBITDA
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended December 31, 2022
	Low	High
Consolidated net income (2)	$12.0	$13.5
Income tax expense	0.1	0.0
Interest expense, net	9.0	9.0
Operating income	21.1	22.5
One-time net benefits (1)	(1.0)	(0.5)
Adjusted operating income	20.1	22.0
Depreciation and amortization	14.9	14.9
Non-cash compensation	0.7	0.7
Adjusted EBITDA (2)	$35.7	$37.6
(1) The one-time net benefits during the fourth quarter of 2022 relate to non-recurring gain on debt extinguishment, partially offset by non-recurring legal costs, costs related to testing and treatment of COVID-19 and additional non-recurring costs.
(2) Quarterly cost of sales includes $2.1 million of lease expense associated with five coiled tubing unit leases.

KLX Energy Services Holdings, Inc.
Selected Financial Information
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended December 31, 2022
	Low	High
Revenues	$221.5	$223.5

KLX Energy Services Holdings, Inc.
Reconciliation of Net Debt(1)
(In millions of U.S. dollars)
(Unaudited)

As of December 31, 2022
Total Debt	$283.4
Cash	57.4
Net Debt	$226.0
(1) Net debt is defined as total debt less cash and cash equivalents.

KLX Energy Services Holdings, Inc.
Reconciliation of Annualized Net Leverage Ratio
(In millions of U.S. dollars)
(Unaudited)

	Low	High
Adjusted EBITDA	$35.7	$37.6
Multiply by 4 quarters	4	4
Q4 Annualized Adjusted EBITDA	142.8	150.4
Net Debt	226.0	226.0
Q4 Annualized Net Leverage Ratio (1)	1.6	1.5
(1) Annualized net leverage ratio is defined as net debt divided by Q4 Annualized Adjusted EBITDA.